Exhibit 10.1
NORTHROP GRUMMAN 2024 LONG-TERM INCENTIVE STOCK PLAN

1.Purpose
The purpose of the Northrop Grumman 2024 Long-Term Incentive Stock Plan (the “Plan”) is to promote the long-term success of Northrop Grumman Corporation (the “Company”) and to increase shareholder value by providing its directors, officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. As set forth in Section 8 of the Plan, awards under the Plan may consist of stock options, stock appreciation rights (“SARs”), awards other than stock options or SARs (“Share Awards”) providing for the issuance of or denominated in shares of common stock of the Company (“Common Stock”) and awards that are denominated in or may be settled only in cash (“Cash Awards”). Both by encouraging such directors, officers and employees to become owners of the Common Stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective and enable such individuals to participate in the growth and financial success of the Company.
2.Term
The Plan was approved by the Company’s Board of Directors (the “Board”) on March 20, 2024, and became effective upon approval by the shareholders of the Company on the date of the Company’s 2024 Annual Meeting of Shareholders (the “Effective Time”). Unless previously terminated by the Board, the Plan shall terminate at the close of business on the tenth anniversary of the Effective Time. After termination of the Plan, no future awards may be granted but then-outstanding awards (and the Committee’s (as such term is defined in Section 3) authority with respect thereto) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.
3.Plan Administration
(a)The Plan shall be administered by the Compensation and Human Capital Committee (or its successor) of the Board (“Compensation Committee”). The Board also may exercise any power of the Compensation Committee under the terms of the Plan, except as otherwise required by applicable law. Subject to the following provisions of this Section 3(a), the Compensation Committee (or its successor) may delegate different levels of authority to make grants under the Plan to different committees, provided that each such committee consists of one or more members of the Board. Transactions in or involving awards intended to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), must be duly and timely authorized by the Board or a committee of non-employee directors (as this term is used in or under Rule 16b-3). The appropriate acting body, be it the Board, the Compensation Committee or another duly authorized committee of directors, is referred to as the “Committee”.
(b)The Committee shall have full power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. This power includes, but is not limited to the power:
(i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company (or its subsidiaries or affiliates, as applicable) operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings;

Exhibit 10.1

(ii) to determine which persons are eligible to be participants, to which of such persons, if any, awards shall be granted hereunder and the timing of any such awards, and to grant awards;
(iii) to establish all award terms and conditions of awards, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;
(iv) to establish the forms of award agreement and manner of acceptance of an award, and to take or approve such further actions as the Committee determines necessary or appropriate to the administration of the Plan and awards, including without limitation adopting modifications and amendments, correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any award agreement complies with applicable law, regulations and stock exchange listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of the primary stock exchange on which the Common Stock is traded, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any award agreement, provided that no such action shall be taken absent stockholder approval to the extent required under Section 13;
(v) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;
(vi) to prescribe and amend the terms of the agreements or other documents evidencing awards made under this Plan (which need not be identical);
(vii) to determine whether, and the extent to which, adjustments are required pursuant to Section 6;
(viii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any award granted hereunder, and to make exceptions to any such provisions in good faith; and
(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.
(c)Notwithstanding the foregoing and except for an adjustment pursuant to Section 6, in no case may the Committee, without the approval of shareholders: (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award; (2) cancel, exchange or surrender an outstanding stock option or SAR at any time when the exercise price or base price of the stock option or SAR is above the Fair Market Value of a share of Common Stock in exchange for cash or other awards; (3) cancel, exchange or surrender an outstanding stock option or SAR in exchange for a stock option or SAR with an exercise or base price that is less than the exercise or base price of the original award; or (4) otherwise take any other action that is treated as a “repricing” with respect to such stock option or SAR under generally accepted accounting principles.
(d)The Committee may delegate to one or more officers or employees of the Company, and/or one or more agents, the authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or awards granted under the Plan to the extent permitted under applicable law and consistent with the Board’s delegation to the Committee. Any action by such officer or persons acting under his or her authority within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(e)In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee relating to or pursuant to the Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.
4.Eligibility
The Committee may grant one or more awards under the Plan to any individual or individuals who, at the time of grant of the particular award, are employed by the Company or serve as a member of the Board. With respect to assumed or replacement awards as contemplated in Sections 5 and 6, eligible individuals shall also include any former employees of the Company and former members of the Board holding an award that is subject to assumption or replacement. For purposes of this Section 4, “Company” includes any entity that is directly or indirectly wholly owned by the Company.
5.Shares of Common Stock Subject to the Plan and Grant Limits
(a)Subject to Section 6 of the Plan, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to awards granted under the Plan shall not exceed the sum of:
(i) 5,750,000; plus
(ii) the number of any shares of Common Stock which were subject to restricted stock units, performance stock units or other equity awards granted under the Company’s 2011 Long-Term Incentive Stock Plan (as amended from time to time, the “2011 Plan”) and outstanding on the Effective Time which expire, or for any reason are cancelled, terminated, forfeited, or otherwise expire without being paid or delivered, or are settled in cash, after the Effective Time; less
(iii) new awards under the 2011 Plan (if any) made on or after March 1, 2024. Upon shareholder approval of the 2024 Plan, no further grants will be made under the 2011 Plan.
(b) The maximum number of shares of Common Stock that may be delivered pursuant to stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) is 5,750,000 shares.
(c)Except as provided in the next sentence, shares of Common Stock which are subject to awards granted under the Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan (including, for purposes of clarity, any shares initially reserved but, at the conclusion of the applicable performance period, not otherwise deliverable with respect to any performance-based Share Awards because actual performance for the performance period did not result in the maximum potential payout of the awards) shall again be available for subsequent awards granted under the Plan. Shares of Common Stock that are exchanged by a participant or withheld by the Company as full or partial payment to satisfy the tax withholding obligations relating to an award, shall not be available for subsequent awards under the Plan. Except as provided in the preceding sentence, in instances where an award is settled in cash or a form other than shares under the Plan, the shares that would have been issued had there been no cash or other settlement shall not be counted against the shares available for issuance under the Plan and such shares shall

Exhibit 10.1

be available for subsequent awards granted under the Plan. The payment in cash of dividends or dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the Plan, the number of shares delivered with respect to the award shall be counted against the shares available for issuance under the Plan. (For purposes of clarity, if 100 shares are delivered in payment of dividend equivalent rights, 100 shares shall be counted against the shares available for issuance under the Plan.) To the extent that shares are delivered pursuant to the exercise of a SAR or stock option granted under the Plan, the total number of underlying shares as to which the exercise related shall be counted against the shares available for issuance under the Plan as opposed to only counting the shares issued, and any shares tendered by a participant to satisfy the exercise price obligations relating to such stock option or SAR awards and shares purchased by the Company using exercise price proceeds shall not be available for subsequent awards under the Plan. (For purposes of clarity, if a SAR relates to 1,000 shares and is exercised at a time when the payment due to the participant is 500 shares, 1,000 shares shall be counted against the shares available for issuance under the Plan.) Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company (or a subsidiary or affiliate) in connection with a business or asset acquisition or similar transaction) shall not be counted against the shares available for issuance under the Plan.
(d)Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, which may include fractional shares. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.
(e) The aggregate dollar value of equity-based (based on the grant date fair value of equity-based awards determined for financial reporting purposes) and cash compensation granted under the Plan or otherwise to any non-employee director shall not exceed $1,000,000 during any calendar year for services provided as a non-employee director; provided, however, that in the calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is designated as Chair of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $2,000,000.
(f)The limits set forth in Sections 5(b) and 5(e) shall apply with respect to all Plan awards regardless of whether the underlying shares are attributable to the fixed number of shares made available for Plan award purposes or shares that become available under the Plan pursuant to Sections 5(a) or 5(c) with respect to shares originally covered by awards which are subsequently forfeited, terminated or cancelled.
6.Adjustments and Reorganizations
(a)Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be issued under the Plan or made the subject of awards (including the specific share limits, maximums and numbers of shares set forth in Sections 5(a) and 5(b) and elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
    Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Committee shall equitably and proportionately adjust the performance goals and metrics applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based awards.
    It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
(b)Notwithstanding anything to the contrary in Section 6(a), the provisions of this Section 6(b) shall apply to an outstanding Plan award if a Change in Control (as defined in Section 6(e)) occurs. No acceleration of vesting, exercisability and/or payment of an outstanding Plan award shall occur solely as a result of a Change in Control unless the Change in Control is triggered by clause (iii) or (iv) of the definition thereof, the Company is not the ultimate parent company whose Common Stock is publicly traded after such transaction and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the award following the Change in Control, in which case upon the Change in Control, unless provided otherwise in the applicable award agreement, (i) if the award is a stock option, it shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; (ii) if the award is a SAR, it shall vest fully and completely, any and all restrictions on such SAR shall lapse, and it shall be fully exercisable; and (iii) if the award is a Share Award or Cash Award, it shall immediately vest fully and completely, and all restrictions shall lapse, provided, however, that if the award is performance-based, the earnout or payout of the award, as applicable, shall be computed by the Committee as it determines appropriate based on the performance terms of the award and based on actual performance achieved to the date of the Change in Control. If a stock option, SAR or other award is fully vested or becomes fully vested as provided in the preceding sentence, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change in Control and based upon the then Fair Market Value of a share of Common Stock and subject, in the case of a performance-based award, to the Change in Control payment provisions set forth above). A stock option, SAR or other award so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of a stock option, SAR or other award, then upon the Change in Control such option or award shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the survival, substitution or exchange of such option or right and further subject to any Change in Control settlement or payment provisions included in the applicable award agreement; provided that the stock option, SAR or award holder shall be given reasonable notice of such intended termination and an opportunity to exercise the stock option, SAR or award (to the extent a Share Award must be exercised in order for the participant to realize the intended benefits) prior to or upon the Change in Control.

Exhibit 10.1

(c)The Committee may provide that acceleration of vesting, exercisability and/or payment of an outstanding Plan award will occur if the participant’s employment or service is terminated by the Company without cause or the participant terminates employment or service for good reason in connection with a Change in Control. Furthermore, and notwithstanding the provisions of Section 6(b), a Change in Control shall not accelerate the payment of any award that is subject to Section 409A of the Code to the extent such acceleration would result in any tax, penalty or interest under Section 409A of the Code; provided that the Committee retains the authority contemplated by this Section 6 to the extent any modification of an award may be made in a manner which complies with (and does not result in any tax under) Section 409A of the Code or is otherwise exempt from Section 409A of the Code. The occurrence of a particular Change in Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change in Control.
(d)The Committee may make adjustments pursuant to Section 6(a) and/or deem an acceleration of vesting of awards pursuant to Section 6(b) to occur sufficiently prior to an event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee will, in such circumstances, reinstate the original terms of an award if the related event does not actually occur.
(e)A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
(i) Any Person (other than those Persons in control of the Company as of the Effective Time, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company or a successor) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of either (1) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i): (A) “Person” or “group” shall not include underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from the Company with a view towards distribution, (B) creditors of the Company who become shareholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not, by virtue of such bankruptcy, be deemed a “group” or a single Person for the purposes of this clause (i) (provided that any one of such creditors may trigger a Change in Control pursuant to this clause (i) if such creditor’s ownership of Company securities equals or exceeds the foregoing threshold), and (C) an acquisition shall not constitute a Change in Control if made by an entity pursuant to a transaction that is covered by and does not otherwise constitute a Change in Control under clause (iii) below;
(ii) On any day after the Effective Time (the “Measurement Date”) Continuing Directors cease for any reason to constitute either: (1) if the Company does not have a Parent, a majority of the Board; or (2) if the Company has a Parent, a majority of the Board of Directors of the Controlling Parent. A director is a “Continuing Director” if he or she either:
(1)    was a member of the Board on the applicable Initial Date (an “Initial Director”); or

(2)    was elected to the Board (or the Board of Directors of the Controlling Parent, as applicable), or was nominated for election by the Company’s or the Controlling Parent’s shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.
A member of the Board (or Board of Directors of the Controlling Parent, as applicable) who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (2) above if his or her election, or nomination for election by the Company’s or the Controlling Parent’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. “Initial Date” means the later of (1) the Effective Time or (2) the date that is two (2) years before the Measurement Date.
(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than sixty percent (60%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, is a Parent of the Company or the successor of the Company) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent of the Company or any successor of the Company or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or a Parent of the Company or the successor entity) Beneficially Owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of twenty-five percent (25%) existed prior to the Business Combination, and (3) the conditions of clause (ii) above are not met with respect to the Company (including any successor entity) or any Parent of the Company (or the successor entity).
(iv) A complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control of the Company under clause (iii) above.
Notwithstanding the foregoing, in no event shall a transaction or other event that occurred prior to the Effective Time constitute a Change in Control. Notwithstanding anything in clause (iii) above to the contrary, a change in ownership of the Company resulting from creditors of the Company becoming shareholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not trigger a Change in Control pursuant to clause (iii) above.

Exhibit 10.1

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act. “Controlling Parent” means the Company’s Parent so long as a majority of the voting stock or voting power of that Parent is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. In the event that the Company has more than one “Parent,” then “Controlling Parent” means the Parent of the Company the majority of the voting stock or voting power of which is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. “Parent” means an entity that Beneficially Owns a majority of the voting stock or voting power of the Company, or all or substantially all of the Company’s assets, directly or indirectly through one or more subsidiaries. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
7.Fair Market Value
“Fair Market Value” for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported by the New York Stock Exchange, or any other established stock exchange, system or market the Common Stock is then listed on (the “Exchange”) for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported by the Exchange for the next preceding day on which sales of Common Stock were made on the Exchange shall be substituted. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B) as the Committee deems appropriate.
8.Awards
The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity; provided that in no event shall any reload stock options be granted under the Plan. Share Awards, stock options and SARs may be granted under the Plan that provide for the issuance of or are denominated in Common Stock or units of Common Stock. Cash Awards that are denominated in or may be settled only in cash also may be granted under the Plan.
(a)    Stock Options. Stock options are rights to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each stock option shall be set forth in the applicable award agreement and shall be not less than 100% of Fair Market Value on the date of grant. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, are intended to comply with Section 422 of the Code. If an ISO is granted, the aggregate Fair Market Value (determined on the date the stock option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00 (otherwise, the intended ISO, to the extent of such excess, shall be deemed a nonqualified stock option). ISOs may only be granted to employees of the Company or a Subsidiary. (“Subsidiary” means a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.) The maximum term of each stock option (ISO or nonqualified) shall be ten (10) years.

Notwithstanding the foregoing, ISOs granted to any individual who owns (or is deemed to own pursuant to the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must have a purchase price per share of not less than 110% of the Fair Market Value on the date of grant and have a maximum term of five (5) years. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; (iv) the Company withholding a number of shares of Common Stock otherwise deliverable pursuant to the award with a value sufficient to cover such exercise price; or (v) any combination of the above.
(b)    SARs. A SAR is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
(c)    Other Awards. Share Awards providing for the issuance of or denominated in Common Stock or units of Common Stock may be granted under the Plan. Cash Awards that are denominated in or may be settled only in cash also may be granted under the Plan.
(i) All or part of any Share Award or Cash Award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement or other document evidencing the terms and conditions of the award, which may include, but are not limited to, continuous service with the Company (or a subsidiary or affiliate), achievement of specific business objectives, and other measurements of individual, business unit or Company performance.
(ii) Without limiting the generality of the foregoing, and in addition to stock options and SAR grants, other performance-based awards may be granted under the Plan, whether in the form of Share Awards (including restricted stock, restricted stock units, performance stock, performance stock units, phantom stock or other rights) or Cash Awards, the grant, issuance, vesting, retention or settlement of which depends on the performance of the Company relative to any pre-established goals or metrics and on a consolidated, segment, sector, subsidiary, division, or plant basis as determined by the Committee.
Any such performance goals may be measured on an as reported or pension adjusted basis; on an annual or cumulatively over a defined period of time basis; and on an absolute, relative or growth basis. In the case of material, unusual or nonrecurring gains and losses, changes in law, regulations or in generally accepted accounting principles, accounting charges or other extraordinary events not foreseen at the time the targets were set, the Committee will adjust the performance targets in a manner that it determines to be equitable and appropriate to address the impact of such unforeseen events, unless otherwise expressly provided in the applicable award agreement. The Committee may condition the vesting or settlement of any performance-based award on the approval by the Committee (by resolution or other valid action of the Committee) that, and the extent to which, the performance goal and any other material terms were in fact satisfied. The Committee shall have discretion to determine the conditions, restrictions or other

Exhibit 10.1

limitations, and to make adjustments, all of which shall be in accordance with the terms of the Plan.
(d)    Minimum Vesting. No stock option, SAR, Share Award, or Cash Award denominated in Common Stock that vests based on continued employment or the passage of time shall vest prior to the one year anniversary of the date the award is granted, other than any acceleration of vesting upon the death or disability of the participant, in the case of certain terminations following a Change in Control, or in the case of certain retirement-eligible terminations, in each case as specified in the agreement evidencing such award.  The performance and vesting period for any stock option, SAR, Share Award, or Cash Award denominated in Common Stock that vests based in whole or in part on performance shall be at least one year (subject to any acceleration of vesting upon the death or disability of the participant, in the case of certain terminations following a Change in Control, or in the case of certain retirement-eligible terminations, in each case as specified in the agreement evidencing such award).  Notwithstanding the foregoing, up to five percent (5%) of the shares authorized under the Plan may be issued pursuant to awards which vest over less than a one-year period.
9.Dividends and Dividend Equivalents
The Committee may provide that any awards under the Plan accrue dividends or dividend equivalents; provided, however, that dividends and dividend equivalent rights may not be granted in connection with any stock option or SAR granted hereunder. Such dividends or dividend equivalents may be accrued or credited to a participant’s account either at the time of dividend payment or at the time of settlement of an award, provided that no payment shall be made with respect to such dividends or dividend equivalent right (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment shall be accrued and subject to forfeiture or repayment, as the case may be) unless and to the extent that the related vesting conditions of the underlying award are satisfied. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents, and may be settled in cash or in shares of Common Stock as determined by the Committee.
10.Deferrals and Settlements
Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares (provided any dividends or dividend equivalents with respect to unvested awards shall be subject to the same vesting conditions as the underlying award). Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Stock or any other payment with respect to any award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.
11.Transferability and Exercisability
Unless otherwise expressly provided in (or pursuant to) this Section 11, by applicable law or by the award agreement, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised (if exercisable) only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder.

The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company; (b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers to or exercise pursuant to will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of ISOs, to the extent such transfers are permitted by the Code); (d) if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative; or (e) the implementation of “cashless exercise” procedures authorized by the Committee. The Committee by express provision in the award or an amendment thereto may permit an award (other than an ISO) to be transferred to, for no consideration, members of the participant’s immediate family (which means the participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), charitable institutions, or trusts or other entities in which members of the participant’s immediate family have all of the beneficial interest or voting interests, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the participant’s termination of employment or service with the Company (or a subsidiary or affiliate) to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issuance or sale of securities.
12.Award Agreements
Awards under the Plan shall be evidenced by documents or agreements that specifically state that they constitute the or a part of the award agreement and that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall be subject to the no repricing provisions of Section 3(c) hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.
13.Plan Amendment
The Plan may only be amended by a majority of the Board of Directors or Committee as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company’s shareholders if the amendment would (i) increase the number of shares available for issuance under the Plan (except for increases or adjustments expressly contemplated by Sections 5 and 6), (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) modify the Plan in any other way that would require shareholder approval under applicable law or applicable New York Stock Exchange (or such other exchange the Common Stock is then listed) listing requirements.
14.Tax Withholding
The Company shall have the right to deduct from an award made under the Plan, including upon the delivery or vesting of shares, or deduct from any other compensation otherwise payable to the award holder a sufficient amount to cover withholding of any Federal, state or local taxes required by law with respect to such award settlement or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may

Exhibit 10.1

permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the exercise or settlement date of the applicable award.
15.Other Company Benefit and Compensation Programs
Unless otherwise specifically determined by the Committee or required pursuant to applicable law, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of the Company (or a subsidiary or affiliate), or any severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.
16.Unfunded Plan
Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.
17.Future Rights
No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ or service of the Company (or any subsidiary or affiliate). Nothing in the Plan shall interfere with or limit in any way the right of the Company (or an applicable subsidiary) to terminate any participant’s employment or service at any time.
18.Governing Law; Severability; Legal Compliance
The validity, construction and effect of the Plan, documents setting forth the terms of an award, and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, except to the extent otherwise provided in the award agreements. If any provision of the Plan, any award agreement, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan or such other document shall continue in effect.
The Plan, the granting and vesting of awards under the Plan and the issuance and delivery of Common Stock and/or the payment of money under the Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions as the Company may deem necessary or desirable to ensure compliance with all applicable legal requirements. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any award or to otherwise sell or issue Common Stock in violation of any applicable laws, rules, or regulations.
The Plan and the awards granted under the Plan are intended to comply with (or be exempt from, as the case may be) Section 409A of the Code so as to avoid any tax, penalty or interest under Section 409A of the Code. The Plan shall be construed, operated and administered consistent with this intent. As such, to the extent any payment under the Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (as defined under Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death). Notwithstanding the foregoing, neither the Company nor the Committee makes any representations as to the potential tax treatment of any awards under Section 409A of the Code or otherwise and neither the Company nor the Committee will have any liability to any Participant for adverse tax consequences or penalty.
19.Successors and Assigns
The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant’s creditors.
20.Rights as a Shareholder
Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record of shares of Common Stock.
21.Recoupment of Awards
Awards under the Plan are subject to recoupment pursuant to the Company’s Policy Regarding the Recoupment of Certain Incentive Compensation Payments or any clawback or recoupment policy that the Company adopts, as in effect from time to time, and participants shall promptly make any reimbursement requested by the Board or Committee pursuant to such policy with respect to any award.